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                                                                      EXHIBIT 15

July 26, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

RE: Lyondell Petrochemical Company Registration Statement on Form S-3

Gentlemen:

  We are aware that our report dated July 25, 1994 on our review of interim financial information of Lyondell Petrochemical Company as of June 30, 1994 and for the three and six month periods ended June 30, 1994 and 1993 is included in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          Coopers & Lybrand